UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	October 30, 2018

MEDITE CANCER DIAGNOSTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-143570	36-4296006
(Commission File Number)	(IRS Employer Identification No.)

10524 Moss Park Rd. Ste-204-357
Orlando, FL	32832
(Address of Principal Executive Offices)	(Zip Code)

(407) 996-9630
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 31, 2018, the Board of Directors (the “Board”) of MEDITE Cancer Diagnostics, Inc. (the “Company”) held a meeting whereby it accepted the resignation of Stephen Von Rump as Chief Executive Officer and Director of the Company, effective immediately. Mr. Von Rump was thereafter appointed by the Board as Chief Strategy Officer of the Company to serve until his resignation or termination.

On October 31, 2018, the Board thereafter, by unanimous consent, appointed Elmar A. Dave to the position of Chief Executive Officer of the Company to serve until such time as his removal or resignation, .Mr. Dave has been engaged by the Company as a Consultant, and shall continue under the terms of his existing Consulting Agreement until its expiration, whereby the Company shall negotiate an Executive Employment Agreement with Mr. Dave upon terms mutually acceptable to the parties.

Elmar A. Dave, Age 41, Chief Executive Officer

Elmar A, Dave is the Chief Executive Officer of MEDITE Cancer Diagnostics, Inc. and brings over 19 years of experience in senior operations management specializing in international manufacturing, product development, process management, and global commercialization of medical technologies, operational restructuring, and corporate strategy. From November, 2014 through May, 2015, Mr. Dave served as Chief Executive Officer and Board Member of Eyeformatics located in Norwich CT. From May 2105 through March 2016, Mr. Dave served as Chief Operating Officer and Board Member of Bellebridge, located in Shelton, CT. From October, 2016 through January 2017, Mr. Dave served as Chief Executive Officer and Board member of Sonocine located in Reno, NV. From January, 2017 through the present, Mr. Dave served as Chief Executive Officer of JMC North America located in Reno, NV. He holds a Bachelor of Science Degree in Operations Management from Technische Akademie in Hamburg, Germany, and a Master of Business Administration Degree in Corporate Finance, Entrepreneurship and Innovation from New York University. Except as otherwise set forth herein, Mr. Dave does not presently, and has not in the past, served as a board member or officer of any company required to file reports with the Securities and Exchange Commission.

Item 9.01
Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Resignation Letter of Stephen Von Rump Dated October 30, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDITE CANCER DIAGNOSTICS, INC.

Date: October 31, 2018	By:	/s/ Elmar A. Dave
Elmar A. Dave
Chief Executive Officer